Exhibit 5.1

December 30, 2024

180 Life Sciences Corp.

3000 El Camino Real, Bldg. 4, Suite 200

Palo Alto, California 94306

Re:	Registration Statement on Form S-3 (333-265416)

Ladies and Gentlemen:

We have acted as counsel to 180 Life Sciences Corp., a Delaware corporation (the “Company”), in connection with the above-referenced registration statement (the “Registration Statement”), the base prospectus dated June 24, 2022 (the “Base Prospectus”) and the prospectus supplement dated December 27, 2024 (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”), relating to the offering by the Company of 1,200,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”). The Shares are being offered and sold pursuant to that certain Securities Purchase Agreement, dated as of December 27, 2024 (the “Purchase Agreement”), by and among the Company and the purchasers identified on the signature pages thereto and in the manner contemplated by the Prospectus Supplement.

For purposes of this opinion, we have examined such documents and reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinion set forth below. In rendering our opinion, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

With your permission, we have made and relied upon the following assumptions, without any independent investigation or inquiry by us, and our opinion expressed below is subject to, and limited and qualified by the effect of, such assumptions: (1) all corporate records furnished to us by the Company are accurate and complete; (2) the Registration Statement to be filed by the Company with the Commission will be identical to the form of the document that we have reviewed; (3) all statements as to factual matters that are contained in the Registration Statement (including the exhibits to the Registration Statement) are accurate and complete; and (4) in connection with each issuance of any Shares, the Company will duly execute and deliver a stock certificate evidencing the Shares or, with respect to any Shares issued on an uncertificated basis, the Company will comply with applicable laws regarding the documentation of uncertificated securities.

We have also assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all persons signing all documents submitted to us on behalf of the parties to such documents, (iv) the authenticity of all documents submitted to us as originals, (v) the conformity to authentic original documents of all documents submitted to us as copies, and (vi) that all information contained in all documents reviewed by us is true, correct and complete.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and paid for as described in the Prospectus Supplement and pursuant to the terms of the Purchase Agreement, will be validly issued, fully paid and non-assessable.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement, other than as expressly stated above with respect to the Shares.

We express no opinion as to the laws of any state or jurisdiction other than the State of Delaware and the federal laws of the United States of America. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. We have made such examination of Delaware law as we have deemed relevant for purposes of this opinion. We express no opinion as to any county, municipal, city, town or village ordinance, rule, regulation or administrative decision. The references and limitations to the laws of the “State of Delaware” include all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

This opinion (i) is rendered in connection with the filing of the Prospectus Supplement, (ii) is rendered as of the date hereof, and we undertake no, and hereby disclaim any kind of, obligation to advise you of any change or any new developments that might affect any matters or opinions set forth herein, and (iii) is limited to the matters stated herein and no opinions may be inferred or implied beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ The Loev Law Firm, PC